As filed with the Securities and Exchange Commission on February 15, 2008

Registration No. 333-136070

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOLOGIC, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

04-2902449

(I.R.S. Employer Identification Number)

35 Crosby Drive

Bedford, Massachusetts 01730

(781) 999-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John M. Cumming

Chief Executive Officer

Hologic, Inc.

35 Crosby Drive

Bedford, Massachusetts 01730

(781) 999-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philip J. Flink, Esq.

Brown Rudnick Berlack Israels LLP

One Financial Center

Boston, MA 02111

(617) 856-8200

The Registrant hereby removes from registration under this Registration Statement (No. 333-136070) and any amendments thereto 2,328,824 shares of common stock, $0.01 par value per share (the “Common Stock”) and 2,328,824 Rights to Purchase Preferred Stock registered hereunder (all shares and rights originally registered hereunder being referred to as the “Offered Shares”), that have not been sold or transferred pursuant to this Registration Statement. The Offered Shares being removed from registration were registered on this Registration Statement, filed on July 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts on February 15, 2008.

HOLOGIC, INC.

By:  /s/  John W. Cumming

        John W. Cumming

        Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Cumming John W. Cumming	Chief Executive Officer and Director (Principal Executive Officer)	February 15, 2008

/s/ Glenn P. Muir Glenn P. Muir	Director, Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	February 15, 2008

* Robert H. Lavallee	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 15, 2008

/s/ Sally W. Crawford Sally W. Crawford	Director	February 15, 2008

* David R. LaVance, Jr.	Director	February 15, 2008

* Nancy L. Leaming	Director	February 15, 2008

* Lawrence M. Levy	Director	February 15, 2008

/s/ C. William McDaniel C. William McDaniel	Director	February 15, 2008

/s/ Elaine S. Ullian Elaine S. Ullian	Director	February 15, 2008

* By Power of Attorney	/s/ Glenn P. Muir Glenn P. Muir, Attorney-in-Fact	February 15, 2008